UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 26, 2006
Date of Report (Date of earliest event reported)

Poniard Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

300 Elliot Avenue West, Suite 500, Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)

(206) 281-7001
(Registrant’s telephone number, including area code)

NeoRx Corporation
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.                          Entry into a Material Definitive Agreement.

In connection with the appointment of Ronald A. Martell as a director of the Company on June 26, 2006, the Company and Mr. Martell entered into an indemnification agreement. The terms of the indemnification agreement are the same as those contained in the Company’s indemnification agreements with its current directors.

The Company’s Amended and Restated Articles of Incorporation (“Articles”) and Bylaws contain certain provisions, approved by Company shareholders, providing for indemnification of the Company’s directors and/or officers to the full extent permitted by Washington law (the “Statute”). Mr. Martell’s indemnification agreement is intended to supplement the non-exclusive indemnification provisions in the Articles and Bylaws to provide additional protections against risks associated with his service as a director of the Company and to clarify Mr. Martell’s rights as a director with respect to indemnification in certain circumstances, in all cases consistent with the Statute. The indemnification agreement sets out, among other things, the process for determining entitlement to indemnification, the conditions to advancement of expenses, the procedures for directors’ enforcement of indemnification rights, the limitations on indemnification and requirements relating to the notice and defense of claims for which indemnification is sought.

A copy of Mr. Martell’s indemnification agreement dated as of June 26, 2006, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5 — Corporate Government and Management

Item 5.02.                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)         Effective June 26, 2006, Ronald A. Martell was named a director of the Company, increasing the size of the Board to nine directors. Mr. Martell will serve for a term expiring at the 2007 annual meeting of shareholders, or until his successor has been elected and qualified. Mr. Martell was not selected as a director pursuant to any arrangement or understanding between Mr. Martell and any other persons. The Company has not yet determined the Board committee or committees on which Mr. Martell will serve.

For additional information, see press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                          Financial Statements and Exhibits.

(d)         Exhibits

Exhibit 10.1                               Indemnification Agreement dated as of June 26, 2006 between the Company and Ronald A. Martell

Exhibit 99.1                               Press release dated June 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: June 27, 2006	By:	/s/ SUSAN D. BERLAND
Susan D. Berland
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Indemnification Agreement dated as of June 26, 2006 between the Company and Ronald A. Martell

99.1	Press Release dated June 27, 2006